Exhibit 10.4
SECOND AMENDMENT TO CREDIT AGREEMENT AND FIRST AMENDMENT TO SECURITY AGREEMENT
THIS SECOND AMENDMENT TO CREDIT AGREEMENT AND FIRST AMENDMENT TO SECURITY AGREEMENT (as may be modified from time to time, this “Second Amendment”) effective July 24, 2009 (the “Effective Date”), is made to that certain Credit Agreement dated as of the May 27, 2009, as amended (the “Credit Agreement”), by and among GTSI Corp., a Delaware corporation (“Reseller”), Castle Pines Capital LLC, a Delaware limited liability company (as an individual administrative agent, or as a lender, as the context may require, “CPC”), and Wells Fargo Foothill, LLC, a Delaware limited liability company (in its capacity as the collateral agent for the benefit of Lenders, the “Collateral Agent,” in its capacity as an individual administrative agent, “WFF” and, together with CPC, “Administrative Agents”) and CPC initially as sole lender as listed on Exhibit 3 of the Original Credit Agreement and the signature pages thereto (and its successors and permitted assigns), (the “Lender”) and to that certain Security Agreement dated as of May 27, 2009 between Reseller and Collateral Agent (“Security Agreement”).
WITNESSETH:
WHEREAS, Reseller has requested that the Lender amend the Credit Agreement pursuant to the terms of this Amendment.
WHEREAS, Section 21.2 of the Credit Agreement prohibits any amendment to or modification of any provision of the Credit Agreement, or of any of the other Loan Documents unless it is in writing and signed by authorized officers of Reseller and Required Lenders.
NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein and for other good and valuable consideration, the mutuality, receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
SECTION 1. Definitions. All capitalized terms used and not defined herein shall have the meanings assigned thereto in the Credit Agreement.
SECTION 2. Amendments.
1. Pursuant to Section 21.2 of the Credit Agreement and effective in accordance with Section 3 hereof, the Credit Agreement shall be and hereby is amended as follows:
A. The following definitions are hereby inserted in Exhibit 2.1 of Section 2.1 of the Credit Agreement in the proper alphabetical sequence:
(i) “‘BANK PRODUCT’ — any financial accommodation extended to Reseller or its Subsidiaries by a Bank Product Provider (other than pursuant to the Credit Agreement) including: (a) credit cards, (b) credit card processing services, (c) debit cards, (d) purchase cards (including so-called “procurement cards” or “P-cards”), (e) ACH Transactions, (f) cash management, including controlled disbursement, accounts or services, or (g) transactions under Hedge Agreements.”
(ii) “‘BANK PRODUCT AGREEMENTS’ — those agreements entered into from time to time by Reseller or its Subsidiaries with a Bank Product Provider in connection with the obtaining of any of the Bank Products.”
(iii) “BANK PRODUCT COLLATERALIZATION” — providing cash collateral (pursuant to documentation reasonably satisfactory to Collateral Agent) to be held by Collateral Agent for the benefit of the Bank Product Providers in an amount determined by Administrative Agents as sufficient to satisfy the reasonably estimated credit exposure with respect to the then existing Bank Product Obligations.”

(iv) “‘BANK PRODUCT OBLIGATIONS’ means (a) all obligations, liabilities, reimbursement obligations, fees, or expenses owing by Reseller or its Subsidiaries to any Bank Product Provider pursuant to or evidenced by a Bank Product Agreement and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising and all amounts that Reseller or its Subsidiaries are obligated to reimburse to Administrative Agents or any member of the Lenders as a result of Administrative Agents or such of the Lenders purchasing participations from, or executing guarantees or indemnities or reimbursement obligations to, a Bank Product Provider with respect to the Bank Products provided by such Bank Product Provider to Reseller or its Subsidiaries.”
(v) “‘BANK PRODUCT PROVIDER’ means initially, Wells Fargo Bank N.A., any Lender or any of their Affiliates.”
(vi) “‘BANK PRODUCT RESERVE’ means, as of any date of determination, the amount of reserves that Administrative Agents have established (based upon the Bank Product Providers’ reasonable determination of the credit exposure of Reseller and its Subsidiaries in respect of Bank Products that qualify as Bank Product Obligations pursuant to the requirements of the proviso set forth in the definition of Bank Product Obligations) in respect of Bank Products then provided or outstanding that qualify as Bank Product Obligations pursuant to the requirements of the proviso set forth in the definition of Bank Product Obligations.”
(vii) “‘HEDGE AGREEMENT’ means any and all agreements or documents now existing or hereafter entered into by Reseller or any of its Subsidiaries that provide for an interest rate, credit, commodity or equity swap, cap, floor, collar, forward foreign exchange transaction, currency swap, cross currency rate swap, currency option, or any combination of, or option with respect to, these or similar transactions, for the purpose of hedging Reseller’s or any of its Subsidiaries’ exposure to fluctuations in interest or exchange rates, loan, credit exchange, security, or currency valuations or commodity prices.”
(vii) “‘SECOND AMENDMENT’ — that certain Second Amendment to Credit Agreement and First Amendment to Security Agreement entered into among Reseller, Administrative Agents, Collateral Agent and the Lenders on the Effective Date.”
B. The definition, “INDEBTEDNESS” is hereby deleted in its entirety and the following definition is inserted in lieu thereof in Exhibit 2.1 of Section 2.1 of the Credit Agreement in the proper alphabetical sequence:
“‘Indebtedness’ — as to any Person at any particular date, any contractual obligation enforceable against such Person (i) to repay borrowed money; (ii) to pay the deferred purchase price of property or services; (iii) to make payments or reimbursements with respect to Bank Products, bank acceptances or to a factor; (iv) to make payments or reimbursements with respect to letters of credit whether or not there have been drawings thereunder; (v) with respect to which there is any Security Interest in any property of such Person; (vi) to make any payment or contribution to a Multi-Employer Plan; (vii) that is evidenced by a note, bond, debenture or similar instrument; (viii) under any conditional sale agreement or title retention agreement; (ix) all Liabilities (as defined by GAAP) under any Capital Lease or (x) to pay interest or fees with respect to any of the foregoing. Indebtedness also includes any other Obligation that either (i) is non-contingent and liquidated in amount or (ii) should under GAAP be included in liabilities and not just as a footnote on a balance sheet.”
C. Section 3.1.5 of the Credit Agreement, BORROWING BASE, is hereby deleted in its entirety and the following new Section 3.1.5 is substituted in lieu thereof, to read as follows:
“3.1.5 Borrowing Base. The ‘BORROWING BASE’ on any date shall equal the sum of:

(a) 85% of the total outstanding principal balance of all Eligible Accounts that are not Eligible Government Accounts, as certified in the Borrowing Base Certificate most recently furnished to Administrative Agents as required in Section 14.15.1.1; plus
(b) 90% of the total outstanding principal balance of all Eligible Government Accounts, as certified in the Borrowing Base Certificate most recently furnished to Administrative Agents as required in Section 14.15.1.1; plus
(c) 100% of the cost of the Floorplanned Inventory as certified in the Borrowing Base Certificate most recently furnished to Administrative Agents as required in Section 14.15.1.1; minus
(d) the sum of (i) the Bank Product Reserve and (ii) the aggregate amount of reserves against the Borrowing Base, if any, established by Administrative Agents pursuant to Section 3.1.7.”
D. Subsection 15.5 of the Credit Agreement within Section 15, Negative Covenants, is amended by deleting Section 15.5 in its entirety and substituting, in lieu thereof, the following new Section 15.5, to read as follows:
“15.5 Indirect Obligations. Create, incur, assume or allow to exist any Indirect Obligations except (a) Indirect Obligations existing on the Execution Date and disclosed on Disclosure Schedule Section 12.21, (b) Indirect Obligations with respect to Indebtedness permitted by Section 15.2 and otherwise permitted under this Agreement and (c) Indirect Obligations with respect to (i) Indebtedness of one or more other Covered Persons that is permitted by Section 15.2 and otherwise permitted under this Agreement or (ii) any Obligations of one or more other Covered Persons that are permitted under this Agreement.”
E. Section 17.4 of the Credit Agreement is amended by deleting Section 17.4 in its entirety and substituting, in lieu thereof, the following new Section 17.4, to read as follows:
“17.4. Application of Funds. Any funds received by Lenders or Administrative Agents for the benefit of Lenders with respect to any Loan Obligation after its Maturity or acceleration thereof, including proceeds of Collateral, shall be applied as follows: (a) first, to reimburse to Administrative Agents all unreimbursed costs and expenses paid or incurred by Administrative Agents that are payable or reimbursable by Reseller hereunder; (b) second, to ratably reimburse Lenders based on their respective Pro-Rata Shares for any amounts due to Lenders under Section 19.6; (c) third, to ratably reimburse to Lenders based on their respective Pro- Rata Shares for unreimbursed costs and expenses paid or incurred by Lenders (including costs and expenses incurred by an Administrative Agent as a Lender that are not reimbursable as provided in the first clause) that are payable or reimbursable by Reseller hereunder; (d) fourth, to the payment of interest accrued on the Loans to each of Lenders based on their respective Pro-Rata Shares; (e) fifth, ratably to (i) the payment of the Loans of each of Lenders, in such order as each Lender determines in its absolute discretion, and (ii) to Letter of Credit Issuer as cash collateral for the Letter of Credit Exposure; (f) sixth, ratably to the payment of the other Loan Obligations based on each Lender’s respective Pro-Rata Shares and (g) seventh, to the payment of Bank Product Obligations. Any remaining amounts shall be applied to payment of all the Obligations to Administrative Agents. Any further remaining amounts shall be paid to Reseller or such other Persons as shall be legally entitled thereto. Except as expressly provided otherwise herein, Lenders may apply, and reverse and reapply, payments and proceeds of the Collateral to the Loan Obligations in such order and manner as Lenders determine in their absolute discretion. Reseller hereby irrevocably waive the right to direct the application of payments and proceeds of the Collateral. Notwithstanding the foregoing, Administrative Agents and Lenders may, with respect to the Aggregate Floorplan Loan Facility, apply: (a) at any time, payments to reduce interest charges first and then principal, regardless of Reseller’s instructions; and (b) principal payments to the oldest (earliest) invoice for Collateral financed by Administrative Agents and Lenders under the Aggregate Floorplan Loan Facility (including the Interim Floorplan Loan Facility), but, in any event, all principal payments will first be applied to such Collateral financed by Administrative Agents and Lenders under the Aggregate Floorplan Loan Facility (including the Interim Floorplan Loan Facility) which is sold, lost, stolen, damaged, rented, leased, or otherwise disposed of or unaccounted for.”

2. Pursuant to Section 19 of the Security Agreement and effective in accordance with Section 3 hereof, the Collateral Agent hereby agree to amend the Security Agreement by deleting the following definitions in their entirety and inserting the following definitions in lieu thereof in Section 1 of the Security Agreement in the proper alphabetical sequence::
A. “‘Secured Obligations’ means the Loan Obligations and the Bank Product Obligations.”
B “‘Holders of Secured Obligations’ means the (i) holders of Secured Obligations from time to time and refers to (a) each Lender in respect of its Loans, (b) Administrative Agent and the Lenders in respect of all other current and future obligations and liabilities of the Grantor or any guarantor of the Secured Obligations of every type and description arising under or in connection with this Agreement or any other Loan Document and (c) each Person benefiting from indemnities made by Grantor or any guarantor hereunder or under other Loan Documents; and (ii) Holders of Bank Product Obligations and each of their respective successors, transferees and assigns.”
SECTION 3. Conditions to Effectiveness. The effectiveness of this Second Amendment is expressly conditioned upon the receipt by the Administrative Agents and Collateral Agent of at least one counterpart hereof signed by each of the parties hereto.
SECTION 4. Representations and Warranties. The Reseller hereby represents and warrants as follows:
A. Each of the Credit Agreement and the Security Agreement, as amended hereby, constitutes legal, valid and binding obligations of the Reseller and is enforceable against the Reseller in accordance with its terms.
B. Upon the Effective Date, the Reseller hereby reaffirms all covenants, representations and warranties made in the Original Credit Agreement and the Security Agreement to the extent the same are not amended hereby and agrees that all such covenants, representations and warranties shall be deemed to have been remade as of the Effective Date.
C. No Event of Default or Default has occurred and is continuing or would exist after giving effect to this Second Amendment which has not been separately disclosed to and/or waived by the Required Lenders.

SECTION 5. Effect on the Credit Agreement.
A. Upon the effectiveness of this Second Amendment, each reference in the Original Credit Agreement to “this Credit Agreement,” “hereunder,” “hereof,” “herein” or words of like import shall mean and be a reference to the Credit Agreement as amended hereby.
B. Except as specifically amended herein, the Original Credit Agreement and the Security Agreement and all other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect, and are hereby ratified and confirmed.
C. The execution, delivery and effectiveness of this Second Amendment shall not operate as a waiver of any right, power or remedy of the Lenders, nor constitute a waiver of any provision of the Original Credit Agreement, the Security Agreement, or any other documents, instruments or agreements executed and/or delivered under or in connection therewith.
SECTION 6. Governing Law. This Second Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and shall be governed by and construed in accordance with the laws of the State of New York.
SECTION 7. Headings. Section headings in this Second Amendment are included herein for convenience of reference only and shall not constitute a part of this Second Amendment for any other purpose.
SECTION 8. Counterparts. This Second Amendment may be executed by the parties hereto in one or more counterparts, each of which taken together shall be deemed to constitute one and the same instrument.
SECTION 9. Counterpart Facsimile Execution. For purposes of this Second Amendment, a document (or signature page thereto) signed and transmitted by facsimile machine is to be treated as an original document. The signature of any Person thereon, for purposes hereof, is to be considered as an original signature, and the document transmitted is to be considered to have the same binding effect as an original signature on an original document. No party hereto may raise the use of a facsimile machine or the fact that any signature was transmitted through the use of a facsimile machine as a defense to the enforcement of the Credit Agreement, as amended hereby.
SIGNATURES APPEAR ON NEXT PAGE

IN WITNESS WHEREOF, the undersigned (by their duly authorized officers, where appropriate) have executed this Second Amendment effective as of the date and year first above written.
CASTLE PINES CAPITAL LLC,
as Administrative Agent and a Lender
By: /s/ John Schmidt
Name: John Schmidt
Title: Managing Partner
WELLS FARGO FOOTHILL, LLC
as Administrative Agent and Collateral Agent
By: /s/ John Hanley
Name: John Hanley
Title: Executive Vice President — Division Portfolio Manager
Notice Address — Administrative Agents:
c/o Castle Pines Capital LLC
116 Inverness Drive East, Suite 375
Englewood, CO 80112
Attn: Mr. John Schmidt
FAX # (303) 209-1906
TEL # (303) 209-1941
jschmidt@castlepinescapital.com
with a copy to
Mr. Robert A. Breindel
General Counsel and Secretary
FAX # (303) 209-1937
TEL # (303) 209-1906
rbreindel@castlepinescapital.com
with a copy to
Wells Fargo Foothill, LLC
14241 Dallas Parkway, Suite 1300
Dallas, TX 75254
Attn: Mr. John Hanley
FAX # (972) 386-1844
TEL # (972) 851-9120
john.hanley@wellsfargo.com

IN WITNESS WHEREOF, the undersigned (by their duly authorized officers, where appropriate) have executed this Second Amendment effective as of the date and year first above written.
U.S. Bank National Association,
as a Lender
By: /s/ Jeffrey Gruender
Name: Jeffrey Gruender
Title: Vice President, U.S. Bank Asset Based Finance

IN WITNESS WHEREOF, the undersigned (by their duly authorized officers, where appropriate) have executed this Second Amendment effective as of the date and year first above written.
GTSI Corp., as Reseller
By: /s/ Peter Whitfield
Name: Peter Whitfield
Title: Executive Vice President and Chief Financial Officer
Notice Address for Reseller:
GTSI Corp.
2553 Dulles View Drive, Suite 100
Herndon, Virginia 20171-5219
Attn: Legal Department
Telecopy No.: 703-222-5217
Email:Legal@gtsi.com
with a copy (which shall not constitute notice) to:
Carter Strong, Esq.
Arent Fox LLP
1050 Connecticut Avenue, N.W.
Washington, D.C. 20036
Telecopy No. 202-857-6395
strong.carter@arentfox.com